                                                                EXHIBIT 99.1

AMERICAN ITALIAN PASTA COMPANY
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Contact:

Paul R. Geist
EVP & Chief Financial Officer
816-584-5228
pgeist@aipc.com

For Immediate Release

              AMERICAN ITALIAN PASTA COMPANY ANNOUNCES RESULTS OF
                      ITS 2009 ANNUAL STOCKHOLDER MEETING

KANSAS  CITY,  MO.,   February  19,  2009  --  American  Italian  Pasta  Company
(NASDAQ:AIPC),  the largest  producer of dry pasta in North  America,  announced results  from its 2009 Annual  Stockholder  Meeting  held today in Kansas  City,
Missouri.

All nine current  members of the Board of Directors  standing for election  were approved  by the  stockholders  for the terms set forth in the  Company's  Proxy
Statement,  with the Company's  Board now  comprised of the  following  members:
David Allen,  Jonathan Baum, Mark Demetree,  Robert Druten,  James Heeter,  Jack
Kelly, Ronald Kesselman,  William Patterson and Tim Pollak. Following the Annual
Meeting,  the Board of Directors elected William Patterson as its Chairman.  The
Board also elected Robert Druten,  Jonathan Baum and James Heeter as Chairman of
the Audit, Compensation and Nominating & Governance Committees, respectively.

The  stockholders  also  ratified  the  selection  of Grant  Thornton LLP as the
Company's  independent  registered  public  accounting  firm for fiscal 2009 and approved  a cash  bonus  plan to provide  incentive  compensation  to  employees consistent with performance measures as determined by the Board.

"We are  pleased  to have  such a  talented  and  experienced  board and we look forward to serving  our  stockholders  as we strive to continue to grow AIPC and enhance stockholder value", said William Patterson, Chairman.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately  600 employees  located in the United  States and Italy.  For more information, visit www.aipc.com.

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